Exhibit 3.159

Delaware	PAGE 1

The first State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LHSC, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF APRIL, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “LOSCO, LLC” TO “LHSC, LLC”, FILED THE THIRTIETH DAY OF AUGUST, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LHSC, LLC”.

3034459 8100H 110292896	/s/ Jeffrey W. Bullock

You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620280 DATE: 03-14-11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/23/1999 991162462 — 3034459
CERTIFICATE OF FORMATION
OF
LOSCO, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is LOSCO, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 23, 1999.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/30/1999 991361764 — 3034459
Certificate of Amendment
to
Certificate of Formation
of
LOSCO, LLC
     It is hereby certified that:
     1. The name of the limited liability company (hereinafter the “limited liability company”) is LOSCO, LLC.
     2. The certificate of formation of the limited liability company is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:
     FIRST: The name of the limited liability company is LHSC, LLC (the “Company”).
     3. The amendment shall be effective upon filing.
Executed on: August 30, 1999.

/s/ William F. Carpenter III
William F. Carpenter III, Manager

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 01/22/2002 020040759 — 3034459
CERTIFICATE OF AMENDMENT
OF
LHSC, LLC
     1. The name of the limited liability company is LHSC, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of LHSC, LLC this 15 day of January, 2002.

LHSC, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager